UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Pharsight Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The following is an employee communication issued by Pharsight Corporation, relating to the proposed merger between Tripos (DE), Inc. and Pharsight pursuant to the terms of an Agreement and Plan of Merger dated as of September 8, 2008.

Employee FAQs

The following information is provided to employees of Pharsight to answer certain questions you may have regarding the terms of your employment in light of the acquisition of Pharsight by Tripos. This information pertains to the period between signing and closing. Pharsight and Tripos management are presently developing plans regarding the integration of the two companies, and these plans may affect certain terms of your benefits. As information regarding post-closing terms of employment become available, Pharsight human resources will notify you. Management presently expects that the closing of the acquisition will occur in the fourth quarter of 2008.

Health Benefits – U.S.

1.	How will my health benefits be affected?

a.	If you are a U.S.-based employee, your current benefits enrollment will not be affected through the pre-closing period and until Tripos implements combined company benefit plans. Tripos presently expects to review alternatives for combined company benefit plans and to implement these plans for the 2009 plan year. Once these plans are implemented, you will be notified of the terms of your health benefits, and we expect that this will be in conjunction with the open enrollment period for the 2009 plan year.

Health Benefits – Canada

2.	Will the benefits plans for Canada-based employees be affected?

a.	There are no current plans to change the benefit plans for Canada-based employees. Since this is the Canada unit’s first benefits plan year, management will review the plans for effectiveness and notify participants of any changes in plan levels or costs.

Health Benefits – Other

3.	Will my benefits reimbursement continue?

a.	Any contractually mandated benefits reimbursements, if applicable, will continue unless otherwise amended.

401(k) Plan – U.S.

4.	Can I still participate in the 401(k) program? Will there be an employer match?

a.	The Pharsight Corporation 401(k) Savings Plan currently still is active, and participants can continue to make qualified pre-tax salary deferrals through the closing of the acquisition. If any changes are made to the plan or if the Pharsight plan and the Tripos plan will be rolled together, participants will be notified. The employer match continues to be at the Company’s discretion, and the match for plan year 2008, if any, will be confirmed with all participants in early January 2009.

Retirement Benefits – Canada

5.	Can I still participate in the RRSP? Will there still be an employer match?

a.	Yes, you can continue to make qualified pre-tax deductions or enroll in the plan through the closing of the acquisition. Employer match for the current plan year continues for this period. You will be notified if any changes are proposed for the RRSP for the post-closing period.

Retirement Benefits – Other

6.	Will I still receive a pension contribution?

a.	Any contractually mandated pension contributions, if applicable, will continue unless otherwise amended.

Stock Plans

7.	What will happen to my Pharsight options?

a.	Pursuant to the terms of the merger agreement, at the time the acquisition closes, all options will accelerate and vest in full. They will then be cashed out, meaning that for each share underlying an option, the optionee will receive cash in an amount equal to the excess, if any, of the $5.50 transaction price over the option’s per share exercise price. Cash payments will be subject to applicable tax withholdings. Additional details regarding your specific options will be provided by Quynh and/or Joan.

8.	I am currently enrolled in the Amended and Restated 2000 Employee Stock Purchase Plan or 2001 UK Employee Stock Purchase Plan (the “ESPPs”). What will happen to this current offering period?

a.	Pursuant to the terms of the merger agreement, the current offering periods under the ESPPs will be shortened and the purchase date will occur just prior to the closing of the acquisition, which will be the new purchase date. Per the ESPPs, participants will be able to purchase Pharsight common stock at 85% of the fair market value on the lower of either the offering date (which was August 1, 2008) or the new purchase date. Note that if you are not a current participant in the ESPPs, you cannot enroll in the ESPPs at this time. No new purchase period or offering period will commence and the ESPPs will terminate immediately prior to the closing of the acquisition.

Leaves of Absence

9.	I am currently on an approved leave of absence, what do I need to do?

a.	Approved and qualified leaves of absence will continue per local and national guidelines. Please contact HR directly to review the guidelines and any impact on your return to work plan.

10.	I have submitted an application or notified HR that I intend to take a leave of absence. Can I still take the leave?

a.	If your leave qualifies as a local or nationally mandated leave of absence, you will be able to take it if you meet the eligibility criteria as an active employee. Contact HR directly to review the guidelines and any impact on your planned start of the leave.

11.	I was planning to take a leave of absence, can I still submit an application?

a.	Please contact HR. National or local country guidelines will be in effect for most leaves. For a personal leave of absence, please contact HR for an application.

Home Office Employees

12.	How will home office employees be affected?

a.	There will be no immediate impact.

European Office Employees

13.	How will European office employees be affected?

a.	If you are an employee based in Europe, your current employment contract is in effect until otherwise amended.

Miscellaneous

14.	Will I continue to accrue Personal Time Off (PTO) as per the Employee Handbook or my employment contract?

a.	Yes, until otherwise amended.

15.	Will company holidays change for 2008?

a.	No.

16.	As an active employee, will I still receive pay from the current payroll provider?

a.	Yes. Employees will be notified of any payroll provider changes.

17.	Will my personal health information continue to be protected?

a.	Yes, your personal health information is protected within Pharsight both electronically and in documentation. For U.S. employees, Pharsight and its benefits providers comply with standards set by the Health Insurance Portability and Accountability Act (HIPAA) and for other employees as local country guidelines mandate.

Additional Information and Where to Find It

In connection with the proposed transaction, Pharsight Corporation will be filing a proxy statement and relevant documents concerning the transaction with the Securities and Exchange Commission (“SEC”). SECURITY HOLDERS OF PHARSIGHT ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the proxy statement and other documents when they become available by contacting Will Frederick, CFO, Pharsight, 321 E. Evelyn Avenue, 3rd Floor, Mountain View, CA 94041 (Telephone: (650) 314-3800). In addition, documents filed with the SEC by Pharsight are available free of charge at the SEC’s web site at www.sec.gov.

Pharsight and its directors, executive officers and certain other members of its management and employees may, under SEC rules, be deemed to be participants in the solicitation of proxies from Pharsight’s stockholders in connection with the transaction, which may be different than those of Pharsight stockholders generally. Information regarding the interests of such directors and executive officers is included in Pharsight’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and information concerning all of Pharsight’s participants in the solicitation will be included in the proxy statement relating to the proposed transaction when it becomes available. Each of these documents is, or will be, available free of charge at the SEC’s web site at http://www.sec.gov and from Will Frederick, CFO, Pharsight, 321 E. Evelyn Avenue, 3rd Floor, Mountain View, CA 94041 (Telephone: (650) 314-3800).